Exhibit 99.1

ClearPoint Neuro Reports Third Quarter 2026 Results

Neurosurgery Navigation & Therapy Grew 59% to $5.4 Million

SOLANA BEACH, CA, October 28, 2026 – ClearPoint Neuro, Inc. (Nasdaq: CLPT) (the “Company”), a global device, cell, and gene therapy-enabling company offering precise navigation to the brain and spine, today announced financial results for its third quarter ended September 30, 2026.

Third Quarter 2026 Highlights

•
Reported third quarter revenue of $12.1 million, representing 36% overall growth, including the recently acquired IRRAflow Portfolio;
•
Neurosurgery navigation and therapy, which includes navigation, laser, drill and IRRAflow products, increased 59% to $5.4 million in the quarter;
•
Achieved record capital equipment and software revenue of $1.7 million, representing 68% growth in the quarter, including the recently acquired IRRAflow equipment;
•
Increased biologics and drug delivery revenue to $4.9 million, an 11% year-over-year increase;
•
First formal BLA was submitted by one partner for the treatment of Huntington’s Disease;
•
ClearPoint is an industry partner in a five-year, $2.98 million competitively awarded NCI R01, led by Dartmouth Health to advance MR-guided laser therapy for spinal metastases.¹ The program runs from benchtop through large subject validation to a clinical trial, using the ClearPoint Prism system. ClearPoint contributes technical, software development, and procedural expertise. This is early-stage research that supports our spine LITT roadmap;
•
Received net proceeds of $22.0 million from the at-the-market equity offering program; and
•
Reported cash and cash equivalents of $46.2 million as of September 30, 2026.

“Throughout 2026 we have continued to make substantial strategic progress in building our comprehensive drug delivery ecosystem, adding new biopharma partners, and assisting existing partners progress through the regulatory process globally,” commented Joe Burnett, President and CEO at ClearPoint Neuro. “The acceleration of our financial performance in the third quarter was driven by our core organic clinical product revenue, as well as our biologics and drug delivery revenue both returning to double-digit growth. The 36% revenue growth outpaced operating expense growth of 23% in the third quarter, as the completion of the IRRAflow product integration has enabled improved operating leverage. Our current cash balance of $46.2 million provides us with additional confidence to fund our product pipeline which now includes AI Derived Planning and Simulation, Neuro Navigation in the MRI and Operating Room, Laser Therapy and Access, IRRAflow CSF management, Robotic Surgery, Focused Ultrasound, as well as our comprehensive drug delivery ecosystem including pre-clinical and clinical services. This unmatched portfolio and partnership advantage will make us the premier therapy enabling company in the cranial neurosurgery space for many years to come.”

Business Outlook

The Company now estimates revenue in 2026 to be between $48.0 million and $50.0 million.

Financial Results – Quarter Ended September 30, 2026

Total revenue was $12.1 million for the three months ended September 30, 2026, and $8.9 million for the three months ended September 30, 2025, which represents an increase of $3.2 million, or 36%.

Biologics and drug delivery revenue, which includes sales of disposable products and services related to customer-sponsored preclinical and clinical trials utilizing our products, increased 11% to $4.9 million for the three months ended September 30, 2026 from $4.4 million for the three months ended September 30, 2025. This increase is primarily attributable to higher revenue from services performed at ClearPoint Advanced Laboratories.

Neurosurgery navigation and therapy revenue, which primarily consists of disposable product commercial sales related to cases utilizing the ClearPoint and IRRAflow systems, increased 59% to $5.4 million for the three months ended September 30, 2026, from $3.4 million for the same period in 2025. The increase is driven primarily by additional revenues due to sales of the IRRAflow product, which the Company acquired in connection with its acquisition of IRRAS in the fourth quarter of 2025.

Capital equipment and software revenue, consisting of sales of ClearPoint and IRRAflow reusable hardware and software and related services, increased 68% to $1.7 million for the three months ended September 30, 2026, from $1.0 million for the same period in 2025 primarily due to an increase in placements of ClearPoint navigation capital and software, IRRAflow control units, and Prism laser units.

The Company achieved a gross margin of 58% on its sales for the three months ended September 30, 2026, and a gross margin of 63% in the same period in 2025. The decrease in gross margin is primarily due to overhead costs at the new ClearPoint Advanced Laboratories facility and additional amortization expense of acquired intangible assets, partially offset by a decrease in other cost of revenue, for the three months ended September 30, 2026, as compared to the same period in 2025.

Operating expenses were $13.4 million for the three months ended September 30, 2026, compared with $10.9 million for the same period in 2025, an increase of 23%. The increase was mainly driven by the IRRAS acquisition in November 2025, primarily through higher personnel costs resulting from the expansion of our clinical and sales teams, as well as increased occupancy costs, and travel costs.

At September 30, 2026, the Company had cash and cash equivalents totaling $46.2 million as compared to $45.9 million at December 31, 2025, with the increase resulting from the net proceeds of $22.0 million from the at-the-market equity offering program, partially offset by the use of $20.1 million in cash for operating activities.

________________

¹ Research reported in this press release is supported by the National Cancer Institute of the National Institutes of Health under award number R01CA307001. A total of $633,819, or 100 percent of the first-year project budget, is financed with federal funds. No non-governmental funds are included in the approved budget. The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institutes of Health.

Teleconference Information

Investors and analysts are invited to listen to a live broadcast review of the Company's third quarter 2026 results on Wednesday, October 28, 2026 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) which may be accessed online here: https://event.choruscall.com/mediaframe/webcast.html?webcastid=cPBDKSsR. Investors and analysts who would like to participate in the conference call via telephone may do so at (877) 407-9034, or at (201) 493-6737 if calling from outside the U.S. or Canada.

For those who cannot access the live broadcast, a replay will be available shortly after the completion of the call until November 27, 2026, by calling (877) 660-6853 or (201) 612-7415 if calling from outside the U.S. or Canada, and then entering conference I.D. number 413671. An online archive of the broadcast will be available on the Company's Investor website at https://ir.clearpointneuro.com/.

About ClearPoint Neuro

ClearPoint Neuro is a device, cell, and gene therapy-enabling company offering precise navigation to the brain and spine. The Company uniquely provides both established clinical products as well as preclinical development services for controlled drug and device delivery. The Company’s flagship product, the ClearPoint Neuro Navigation System, has FDA clearance and is CE-marked. ClearPoint Neuro is engaged with healthcare and research centers in North America, Europe, Asia, and South America. The Company is also partnered with the most innovative pharmaceutical/biotech companies, academic centers, and contract research organizations, providing solutions for direct central nervous system delivery of therapeutics in preclinical studies and clinical trials worldwide. To date, thousands of procedures have been performed and supported by the Company’s field-based clinical specialist team, which offers support and services to our customers and partners worldwide. For more information, please visit www.clearpointneuro.com.

Forward-Looking Statements

Statements in this press release and in the teleconference referenced above concerning the Company's plans, growth and strategies may include forward-looking statements within the meaning of the federal securities laws, including the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements regarding: the Company's 2026 revenue guidance and other expectations regarding future financial performance, liquidity and capital resources; the expected adoption and growth of the Company's neurosurgery navigation and therapy products, including IRRAflow and laser therapy, and its capital equipment and software placements; the growth of the Company's biologics and drug delivery business, including preclinical services at ClearPoint Advanced Laboratories; the regulatory progress of the Company's biologics and drug delivery partners; the expansion of the Company's laser therapy program into spine; the development of the Company's product pipeline; and other statements of management's expectations, beliefs, plans, estimates or projections relating to the future. Words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "potential," "may," "will," "should," "could" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are based on management's current expectations and are subject to the risks inherent in the business, which may cause the Company's actual results to differ materially from those expressed in or implied by forward-looking statements.

Factors that could cause actual results to differ materially include, among others: the Company's ability to achieve broader market adoption of its products and services; the timing and outcome of its biologics and drug delivery partners' clinical trials and regulatory submissions; the Company's ability to maintain and expand its partner relationships; the risk that ClearPoint Advanced Laboratories may not achieve or maintain GLP compliance or generate revenue on anticipated timelines; the integration of acquired businesses, including IRRAS; changes in government regulation, reimbursement and funding; competition; supply chain disruptions; the Company's ability to fund its operations and service its indebtedness; and general economic, market and geopolitical conditions. For a more detailed description of the Company’s risks and uncertainties, you are encouraged to review its documents filed with the SEC including the Company’s recent filings on Form 8-K, Form 10-K and Form 10-Q, including the "Risk Factors" sections therein. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contact:

Investor Relations:

Danilo D’Alessandro, Chief Financial Officer

(888) 287-9109 ext. 3

ir@clearpointneuro.com

CLEARPOINT NEURO, INC.

Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Product revenue	$7,891	$5,361	$24,069	$16,649
Service and other revenue	4,184	3,500	11,014	9,912
Total revenue	12,075	8,861	35,083	26,561
Cost of revenue	5,016	3,261	13,558	10,273
Gross profit	7,059	5,600	21,525	16,288
Research and development costs	4,018	3,452	13,172	10,660
Sales and marketing expenses	5,532	3,838	19,015	11,691
General and administrative expenses	3,841	3,586	14,392	11,056
Operating loss	(6,332)	(5,276)	(25,054)	(17,119)
Other income (expense):
Other income (expense), net	22	(64)	(20)	(112)
Interest income	292	396	932	832
Interest expense	(1,446)	(939)	(4,241)	(1,304)
Net loss before income taxes	(7,464)	(5,883)	(28,383)	(17,703)
Income tax (benefit) expense	(4)	8	(34)	51
Net loss	$(7,460)	$(5,891)	$(28,349)	$(17,754)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.24)	$(0.21)	$(0.94)	$(0.63)
Weighted average shares outstanding:
Basic and diluted	30,983,193	28,427,574	30,237,502	28,137,528

CLEARPOINT NEURO, INC.

Consolidated Balance Sheets

(in thousands, except for par value and share data)

	September 30,
	2026	December 31,
	(Unaudited)	2025
ASSETS
Current assets:
Cash and cash equivalents	$46,184	$45,923
Accounts receivable, net	8,017	6,549
Inventory, net	9,772	8,359
Prepaid expenses and other current assets	2,741	2,769
Total current assets	66,714	63,600
Property and equipment, net	3,122	2,621
Operating lease right-of-use assets	21,195	8,430
Goodwill	7,472	7,472
Intangible assets, net	12,412	13,922
Other assets	1,813	1,702
Total assets	$112,728	$97,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,060	$1,256
Accrued compensation	4,559	4,360
Other accrued liabilities	2,502	2,786
Operating lease liabilities, current portion	198	694
Contract liabilities, current portion	1,550	1,669
Total current liabilities	9,869	10,765

Operating lease liabilities, net of current portion	22,661	8,461
Contract liabilities, net of current portion	428	581
Long-term notes payable, net	50,840	49,077
Accrued interest payable	1,358	489
Deferred tax liabilities, net	305	354
Total liabilities	85,461	69,727
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued and outstanding at September 30, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value; 90,000,000 shares authorized at September 30, 2026 and December 31, 2025; 32,051,494 and 29,368,760 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	320	294
Additional paid-in capital	269,639	238,995
Shares to be issued	2,567	5,641
Accumulated deficit	(245,259)	(216,910)
Total stockholders’ equity	27,267	28,020
Total liabilities and stockholders’ equity	$112,728	$97,747

CLEARPOINT NEURO, INC.

Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(28,349)	$(17,754)
Adjustments to reconcile net loss to net cash used in operating activities:
(Recovery of) provision for bad debt expense	(657)	217
Depreciation and amortization	339	565
Amortization of intangible assets	1,510	—
Share-based compensation	6,369	6,199
Payment-in-kind interest	1,609	490
Amortization of debt issuance costs and original issue discounts	154	60
Amortization of lease right-of-use assets, net of accretion in lease liabilities	2,260	821
Deferred income taxes	(49)	—
Increase (decrease) in cash resulting from changes in:
Accounts receivable	(811)	497
Inventory, net	(1,202)	(16)
Prepaid expenses and other current assets	(40)	(696)
Other assets	(235)	(192)
Accounts payable and accrued expenses	(268)	(1,515)
Lease liabilities	(1,321)	(716)
Contract liabilities	(272)	(69)
Accrued interest payable	869	264
Net cash used in operating activities	(20,094)	(11,845)
Cash flows from investing activities:
Purchases of property and equipment	(996)	(473)
Net cash used in investing activities	(996)	(473)
Cash flows from financing activities:
Proceeds from offerings of common stock, net of offering costs	—	3,263
Proceeds from issuance of note payable, net of financing costs and discount	—	28,653
Proceeds from stock option exercises	654	49
Payments for taxes related to net share settlement of equity awards	(1,993)	(1,661)
Proceeds from issuance of common stock under at-the-market equity offering program, net of issuance costs of $0.5 million	22,020	—
Proceeds from issuance of common stock under employee stock purchase plan	546	311
Net cash provided by financing activities	21,227	30,615
Net change in cash, cash equivalents and restricted cash	137	18,297
Cash, cash equivalents and restricted cash, beginning of period	46,973	20,104
Cash, cash equivalents and restricted cash, end of period	$47,110	$38,401
Cash and cash equivalents	46,184	38,221
Restricted cash included in other current assets and other assets, non-current	926	180
Total cash, cash equivalents and restricted cash	$47,110	$38,401
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for:
Income taxes	$34	$69
Interest	$1,609	$490
Non-cash investing and financing transactions:
Property and equipment included in accounts payable and other accrued liabilities	$329	$—
Net transfers of reusable components between property and equipment and inventory	$307	$262
Right-of-use assets obtained in exchange for operating lease liabilities	$13,882	$3,309